C3 AI Announces Fiscal First Quarter 2026 Financial Results
Company appoints new Chief Executive Officer
REDWOOD CITY, Calif. — September 3, 2025 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal first quarter ended July 31, 2025. These results are consistent with the preliminary financial results the Company announced on August 8, 2025.

Fiscal First Quarter 2026 Financial Highlights
•Revenue: Total revenue for the quarter was $70.3 million.
•Subscription Revenue: Subscription revenue for the quarter was $60.3 million. Subscription revenue constituted 86% of total revenue for the quarter.
•Subscription and Prioritized Engineering Services Revenue Combined: Subscription and prioritized engineering services revenue combined was $69.0 million, constituting 98% of total revenue for the quarter.
•Gross Profit: GAAP gross profit for the quarter was $26.4 million, representing a 38% gross margin. Non-GAAP gross profit for the quarter was $36.3 million, representing a 52% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(0.86). Non-GAAP net loss per share was $(0.37).
•Cash Balance: $711.9 million in cash, cash equivalents, and marketable securities.

“The good news is we have completely restructured the sales and services organization, including new and highly experienced leadership across the board to ensure a return to accelerating growth and increased customer success at C3 AI, and even better, we have appointed an exceptionally talented new CEO to take the company to the next level and realize the full potential of the business. The bad news is that financial performance in Q1 was completely unacceptable. Having given this a lot of thought, I attribute this to two factors. One: it is clear that in the short term, the reorganization with new sales and services leadership had a disruptive effect. Two: as we have previously announced, I have had a number of unanticipated health issues. Unfortunately, this prevented me from participating in the sales process as actively as I have in the past. With the benefit of hindsight, it is apparent that my active participation in the sales process may have had a greater impact than I previously thought. That being said, as we enter Q2, we have new leadership in place, a restructuring of the sales and services organization completed, an extraordinarily large market opportunity, a superlative product offering, and exceptional levels of customer satisfaction, and I am confident the company is positioned to accelerate going forward,” said Thomas M. Siebel, Founder and Chairman, C3 AI.

Business Highlights
During the quarter, C3 AI restructured its global sales and services organization with the addition of new sales leaders across all business units, including a new Chief Commercial Officer, General Manager of EMEA, new senior leadership in North America, the U.S. Federal business, the C3 AI Alliances program, and the new C3 AI Strategic Integrator Program that offers the opportunity for a new and expanding OEM line of business. In addition, sales and services have been combined, again under new leadership, to provide a more seamless, high-touch customer experience with a consistent focus on realizing significant economic benefit rapidly from each C3 AI customer engagement.
•In Q1, the Company closed 46 agreements, including 28 initial production deployment agreements.
•The Company entered new and expanded agreements with HII, Newport News Shipbuilding, Signature Aviation, Lawrence Livermore National Laboratory, Gypsum Management & Supply (GMS), Nucor Corporation, Koch, Qemetica, Quest Diagnostics, Curtiss-Wright, Driscoll’s, the U.S. Army, the Missile Defense Agency, the U.S. Navy, and the U.S. Intelligence Community, among others.
•The Company expanded its footprint across State and Local Government, closing eight agreements across New Jersey, Indiana, New Mexico, Washington, and California.

C3 AI Strategic Integrator Program
•C3 AI launched the C3 AI Strategic Integrator Program (SIP), an OEM initiative that enables partners to license the C3 Agentic AI Platform to rapidly build and commercialize Enterprise AI applications. The new SIP program is being met with enthusiastic reception by many system integrators and U.S. Federal service providers.
•Introduced in Q1, SIP offers the opportunity for C3 AI to develop a substantial network of third parties utilizing the C3 Agentic AI Platform to design and develop industry- and domain-specific Enterprise AI applications that they will market to their customers. The open architecture of the C3 Agentic AI Platform enables C3 AI to operate as an OEM and allows partners to take advantage of all the Company’s existing investments in data aggregation, data ontologies, and machine learning capabilities built over more than a decade, avoiding vendor lock-in. We believe this presents an enormous opportunity for growth, and it is a channel in which we will be investing substantially in the years to come.

Partner Network
•In Q1, the Company closed 40 agreements through its partner network.
•The joint 12-month qualified opportunity pipeline with partners increased by 54% year-over-year.
•C3 AI and Microsoft jointly closed 24 agreements, with customer wins across manufacturing and the public sector. Strong customer traction and expanded deal activity contributed to a 140% year-over-year increase in qualified pipeline.
•C3 AI and McKinsey & Company advanced their strategic alliance, jointly closing a new strategic customer agreement and driving momentum through QuantumBlack engineer trainings, C3 AI Accelerator sessions, and executive roundtables.

Customer Success
•Nucor Corporation, North America’s largest steel manufacturer and recycler, expanded its commitment with C3 AI in a multi-year partnership to build an enterprise-wide AI program across its steel mills, steel products, and raw materials operations. Initial deployments of the C3 AI Supply Chain Suite — C3 AI Demand Forecasting, C3 AI Inventory Optimization, and C3 AI Production Schedule Optimization, among others — running on the C3 Agentic AI Platform are live across multiple facilities, supporting and optimizing day-to-day planning, inventory, and scheduling decisions. Building on this success, Nucor is extending C3 AI to additional plants and use cases, including agentic AI, with a continued focus on throughput and working-capital efficiency across the value chain.
•Qemetica, a global leading chemicals company, partnered with C3 AI to launch its first enterprise-scale AI program. The initial production deployment in the Salt business unit applied the C3 AI Reliability application to increase production yield. Building on this success, Qemetica is scaling the predictive maintenance solution for up to 100 manufacturing assets across multiple use cases, marking the start of a broader AI transformation across the company.

Federal Business
•In Q1, the Company closed 12 agreements across the Federal sector, accounting for 28% of total bookings.
•The Company entered into new and expansion agreements with HII, Newport News Shipbuilding, the U.S. Department of Defense, the U.S. Army, the U.S. Intelligence Community, the U.S. Air Force, the U.S. Marine Corps, the U.S. Navy, and the Missile Defense Agency, among others.
•HII, America’s largest military shipbuilder, is expanding its partnership with C3 AI to accelerate shipbuilding throughput at its Ingalls and Newport News Shipbuilding divisions. The collaboration applies Enterprise AI across planning, operations, supply chain, and labor allocation to modernize production and strengthen U.S. Navy fleet readiness. Initial deployments at Ingalls demonstrated significant reduction in the extraordinary complex shipbuilding timelines, and these AI capabilities will now scale across HII shipyards.

•The U.S. Army Rapid Capabilities and Critical Technologies Office is deploying a contested logistics application built on the C3 Agentic AI Platform to support frontline vehicles operating in high-risk environments. The system integrates with the Army’s Human Machine Interface Formation platforms, using agentic and generative AI to predict part shortages, forecast fuel consumption, and project ammunition requirements. By centralizing logistics data and delivering real-time forecasts, the application enhances sustainment, readiness, and decision speed for Army formations in contested operations.

C3 Generative AI
•The Company closed nine agreements for C3 Generative AI, including six initial production deployment agreements, with Nucor, Peacock, Koch, the University of Southern California Shoah Foundation, Subsea7, and the U.S. Intelligence Community, among others.
•Filtration Group, one of the world’s leading filtration and separation science businesses, deployed C3 Generative AI within a business unit to accelerate and streamline its request-for-quotes response process. The C3 Generative AI e-mail agent automatically generates detailed, tailored drafts that reflect each customer’s request and requirements in minutes, reducing turnaround time, increasing capacity, and creating millions of dollars in recurring annual value.
•The Company further differentiated C3 Generative AI from other agentic market offerings by introducing agentic data extraction. C3 Generative AI now automatically extracts, structures, and validates data from unstructured formats — including presentations, PDFs, and spreadsheets — so organizations can analyze enterprise information previously locked in documents. At a global biopharmaceutical company, this capability streamlined the extraction and consolidation of experimental study reports, lowering costs while improving researcher access to high-quality, validated data.
•In contrast to a recent industry report that shows that only 5% of LLM pilots are successful, the majority of C3 Generative AI deployments are delivering compelling measurable economic benefit. For example, preliminary economic benefits that C3 AI customers are realizing from C3 Generative AI include: 20% increase in employee productivity; 80% reduction in inspection planning time; 14% reduction in average call center handling time; 85% reduction in procurement contract review time; and 90% labor savings in archive analysis.

Statement About Appointment of New Chief Executive Officer
“I am extremely pleased to announce the appointment of Stephen Ehikian as Chief Executive Officer of C3 AI, effective September 1, 2025. Stephen’s wealth of experience in both the private and public sectors, and domain expertise in all things AI, make him ideally suited to drive growth and realize the full potential of the C3 AI technology platform and portfolio,” said Thomas M. Siebel, Founder and Chairman, C3 AI.
As the Company previously announced, Mr. Siebel will remain engaged at C3 AI — now in the role of Executive Chairman — to assist Mr. Ehikian as necessary and focus on important partner and strategic customer relationships, with a continued eye on product strategy and direction.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the second quarter of fiscal 2026:

(in millions)	Second Quarter Fiscal 2026 Guidance
Total revenue	$72.0 - $80.0
Non-GAAP loss from operations	$(49.5) - $(57.5)

Given the appointment of a new Chief Executive Officer and the recent restructuring of the sales and services organizations, the Company is withdrawing its previous full-year fiscal 2026 guidance. The Company will provide guidance for the third quarter of fiscal 2026 and full-year fiscal 2026 when it announces its financial results for the second quarter of fiscal 2026.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI First Quarter Fiscal Year 2026 Financial Results Conference Call
When:	Wednesday, September 3, 2025
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register-conf.media-server.com/register/BIb1a8b7bbc122497e974dc266fd57feea (live)
Webcast:	https://edge.media-server.com/mmc/p/mybiv4tr (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Other Information

Professional Services Revenue

Our professional services revenue includes service fees and prioritized engineering services. Service fees include revenue from services such as consulting, training, and paid implementation services.

Prioritized engineering services are undertaken when a customer requests that we accelerate the design, development, and delivery of software features and functions that are planned in our future product roadmap. When we agree to this, we negotiate an agreed upon fee to accelerate the development of the software. When the software feature is delivered, it becomes integrated to our core product offering, is available to all subscribers of the underlying software product, and enhances the operation of that product going forward. Such prioritized engineering services result in production-level computer software – compiled code that enhances the functionality of our production products – which is available for our customers to use over the life of their software licenses. Per Accounting Standards Codification (ASC) 606, Prioritized engineering services revenue is recognized as professional services over the period in which the software development is completed.

Total professional services revenue consists of:

	Three Months Ended July 31,
	2025	2024
	(in thousands)
Prioritized engineering services	$8,663	$10,649
Service fees	1,297	3,108
Total professional services revenue	$9,960	$13,757
Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market leadership position, anticipated benefits from our partnerships, our financial outlook for the second quarter of fiscal 2026, our ability to accelerate going forward, our sales and customer opportunity pipeline including our industry diversification, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), the role and responsibilities of Mr. Siebel, our expectations with respect to the transition of the chief executive officer role to Mr. Ehikian, the expected benefits of the recent restructuring of our sales and services organizations, the expectations for our C3 AI Strategic Integrator Program, and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, our ability to successfully transition the role of chief executive officer to Mr. Ehikian and integrate Mr. Ehikian into the C3 organization, the ability of our restructured global sales and services organization to achieve desired productivity levels in a reasonable period of time, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended July 31, 2025, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 Agentic AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Axicom
Mindy Nelson
830-214-4823
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,
	2025	2024
Revenue
Subscription	$60,301	$73,456
Professional services	9,960	13,757
Total revenue	70,261	87,213
Cost of revenue
Subscription	41,481	33,292
Professional services	2,336	1,755
Total cost of revenue	43,817	35,047
Gross profit	26,444	52,166
Operating expenses
Sales and marketing	62,513	52,125
Research and development	64,651	52,927
General and administrative	24,099	19,700
Total operating expenses	151,263	124,752
Loss from operations	(124,819)	(72,586)
Interest income	8,218	10,003
Other income (expense), net	132	28
Loss before provision for income taxes	(116,469)	(62,555)
Provision for income taxes	300	272
Net loss	$(116,769)	$(62,827)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.86)	$(0.50)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	135,375	124,979

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	July 31, 2025	April 30, 2025
Assets
Current assets
Cash and cash equivalents	$80,941	$164,358
Marketable securities	630,957	578,330
Accounts receivable, net of allowance of $877 and $877 as of July 31, 2025 and April 30, 2025, respectively	113,925	137,226
Prepaid expenses and other current assets	25,290	24,338
Total current assets	851,113	904,252
Property and equipment, net	76,600	79,298
Goodwill	625	625
Other assets, non-current	40,401	41,707
Total assets	$968,739	$1,025,882
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$12,084	$15,160
Accrued compensation and employee benefits	45,396	53,868
Deferred revenue, current	28,948	36,561
Accrued and other current liabilities	24,863	26,295
Total current liabilities	111,291	131,884
Deferred revenue, non-current	985	—
Other long-term liabilities	57,639	55,695
Total liabilities	169,915	187,579
Commitments and contingencies
Stockholders’ equity
Class A common stock	133	130
Class B common stock	3	3
Additional paid-in capital	2,294,166	2,216,284
Accumulated other comprehensive (loss) income	(74)	521
Accumulated deficit	(1,495,404)	(1,378,635)
Total stockholders’ equity	798,824	838,303
Total liabilities and stockholders’ equity	$968,739	$1,025,882

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended July 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(116,769)	$(62,827)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	3,415	3,119
Non-cash operating lease cost	88	85
Stock-based compensation expense	64,775	54,683
Accretion of discounts on marketable securities	(2,811)	(3,936)
Other	262	98
Changes in operating assets and liabilities
Accounts receivable	23,302	(10,037)
Prepaid expenses, other current assets and other assets	(230)	1,604
Accounts payable	(2,931)	20,033
Accrued compensation and employee benefits	3,343	(1,755)
Operating lease liabilities	2,187	(498)
Other liabilities	(1,538)	6,138
Deferred revenue	(6,628)	1,335
Net cash (used in) provided by operating activities	(33,535)	8,042
Cash flows from investing activities:
Purchases of property and equipment	(760)	(924)
Purchases of marketable securities	(206,492)	(230,924)
Maturities and sales of marketable securities	156,081	190,298
Net cash used in investing activities	(51,171)	(41,550)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	—	(2,945)
Proceeds from exercise of Class A common stock options	1,289	3,127
Net cash provided by financing activities	1,289	182
Net decrease in cash, cash equivalents and restricted cash	(83,417)	(33,326)
Cash, cash equivalents and restricted cash at beginning of period	176,924	179,712
Cash, cash equivalents and restricted cash at end of period	$93,507	$146,386
Cash and cash equivalents	$80,941	$133,820
Restricted cash included in other assets, non-current	12,566	12,566
Total cash, cash equivalents and restricted cash	$93,507	$146,386
Supplemental disclosure of cash flow information—cash paid for income taxes	$452	$292
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$201	$301
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$(166)	$1,345
Vesting of early exercised stock options	$5	$105

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended July 31,
	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$26,444	$52,166
Stock-based compensation expense (1)	9,290	8,408
Employer payroll tax expense related to employee stock-based compensation (2)	586	356
Gross profit on a non-GAAP basis	$36,320	$60,930

Gross margin on a GAAP basis	38%	60%
Gross margin on a non-GAAP basis	52%	70%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(124,819)	$(72,586)
Stock-based compensation expense (1)	64,775	54,683
Employer payroll tax expense related to employee stock-based compensation (2)	2,220	1,272
Loss from operations on a non-GAAP basis	$(57,824)	$(16,631)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(116,769)	$(62,827)
Stock-based compensation expense (1)	64,775	54,683
Employer payroll tax expense related to employee stock-based compensation (2)	2,220	1,272
Net loss on a non-GAAP basis	$(49,774)	$(6,872)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.86)	$(0.50)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.37)	$(0.05)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	135,375	124,979

(1)Stock-based compensation expense for gross profit and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended July 31,
	2025	2024
Cost of subscription	$8,622	$7,694
Cost of professional services	668	714
Sales and marketing	24,181	18,833
Research and development	19,323	18,431
General and administrative	11,981	9,011
Total stock-based compensation expense	$64,775	$54,683

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profit and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended July 31,
	2025	2024
Cost of subscription	$550	$326
Cost of professional services	36	30
Sales and marketing	674	472
Research and development	793	364
General and administrative	167	80
Total employer payroll tax expense	$2,220	$1,272

Reconciliation of free cash flow to the GAAP measure of net cash (used in) provided by operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash (used in) provided by operating activities for the periods presented:

	Three Months Ended July 31,
	2025	2024
Net cash (used in) provided by operating activities	$(33,535)	$8,042
Less:
Purchases of property and equipment	(760)	(924)
Free cash flow	$(34,295)	$7,118
Net cash used in investing activities	$(51,171)	$(41,550)
Net cash provided by financing activities	$1,289	$182